As filed with the U.S. Securities and Exchange Commission on January 26, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Mountain Lake Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1891915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

930 Tahoe Blvd STE 802 PMB 45
Incline Village, NV 89451
Telephone: 775-204-1489
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Paul Grinberg
930 Tahoe Blvd STE 802 PMB 45
Incline Village, NV 89451
Telephone: 775-204-1489
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Stuart Neuhauser Jessica Yuan Lloyd Steele Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300	Cynthia Anandajayasekeram Ogier (Cayman) LLP 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009 (345) 949-9876	Christian O. Nagler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446 4800

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-291833

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed by Mountain Lake Acquisition Corp. II, a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-291833), initially filed by the Registrant on November 26, 2025 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 26, 2026 (the “Prior Registration Statement”).

This Registration Statement covers the registration of an additional 6,003,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 27, 2026), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 27, 2026.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-291833) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP.
5.2	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.
23.1	Consent of WithumSmith+Brown P.C.
23.2	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).
23.3	Consent of Ogier (Cayman) LLP, (included on Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Incline Village, Nevada, on the 26th day of January, 2026.

Mountain Lake Acquisition Corp. II
By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Paul Grinberg	Chief Executive Officer and Director	January 26, 2026
Paul Grinberg	(principal executive officer)
/s/ Douglas Horlick	Chief Financial Officer and Director	January 26, 2026
Douglas Horlick	(principal financial and accounting officer)

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AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, Mountain Lake Acquisition Corp. II, has signed this registration statement in Incline Village, Nevada, on January 26, 2026.

By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Chief Executive Officer

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